Exhibit 99.6
SUBLEASE AGREEMENT
          This Sublease Agreement is made as of the 31st day of August, 2005 between Health Management Systems, Inc., a New York corporation, having its offices at 401 Park Avenue South, 10th floor, New York, New York 10016 (“Sublandlord”), and Accordis, Inc., a Delaware corporation, having its offices at 401 Park Avenue South, 8th Floor, New York, New York 10016 (“Subtenant”).
WITNESSETH:
          WHEREAS, pursuant to that certain lease dated the 24th day of September, 1982, as amended, (such lease and amendments (collectively, the “Master Lease”), a copy of which is attached hereto as Exhibit A and made a part hereof) by and between 401 Park Avenue South Associates, as landlord (hereinafter referred to as “Master Landlord”), and Sublandlord as tenant, Master Landlord leased to Sublandlord the approximately twenty-eight (28) offices located on the eighth floor, as more particularly described on the floor plan attached hereto as Exhibit B (the “Sublet Premises”) of the building located at 401 Park Avenue South, in the Borough of Manhattan, City, County and State of New York (the “Building”) at a rent and subject to the terms and conditions set forth in the Master Lease; and
          WHEREAS, Subtenant desires to sublet the entire Sublet Premises from the Sublandlord upon the terms and conditions hereinafter set forth.
          NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, mutually covenant and agree as follows:
          1. Use and Occupancy. The Subtenant represents that it is a general business corporation and shall use and occupy the Sublet Premises for general and executive offices only.
          2. Demise. Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, for the term and upon the conditions hereinafter provided, the entire Sublet Premises, together with the right to use the common facilities and services included in the Building. The Sublet Premises is outlined on the floor plan attached hereto and made a part hereof as Exhibit B.
          3. Condition of Sublet Premises. Subject to the provisions of this Sublease, Subtenant shall accept and Sublandlord shall deliver to Subtenant possession of the Sublet Premises on the Commencement Date (hereinafter defined) in its “as is” condition existing on the date of this Sublease, without requiring any alterations, improvements, repairs or decorations to be made by Sublandlord, or at Sublandlord’s expense, either at the time possession is given to Subtenant or during the entire term of this Sublease, and without representation, warranty or guaranty of any kind by Master Landlord or Sublandlord other than those representations, warranties or guaranties set forth in this Sublease. In connection therewith, Subtenant represents that it has thoroughly examined the Building and the Sublet Premises. Sublandlord understands that it is responsible for all cleaning and maintenance of the Sublet Premises during the Sublease Term and shall be responsible for any and all costs and expenses therefor.

          4. Term and Termination. The term of this Sublease (the “Sublease Term”) shall commence on the “Commencement Date” (hereinafter defined) and shall end on February 28, 2007 or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions, limitations or other provisions of this Sublease, the Master Lease or pursuant to law, including without limitation both parties’ termination right as more particularly described in Section 24 of this Sublease. The term “Commencement Date” shall be the date which is the later to occur of the following: (i) this Sublease Agreement is fully executed; and (ii) Sublandlord shall have delivered to Subtenant a copy of the requisite written consent of Master Landlord (“Master Landlord’s Consent”) to this Sublease.
          5. Rent.
               a. The Subtenant shall pay to the Sublandlord an annual fixed base rent (“Fixed Rent”), as follows:

Year	Beginning/Ending	Annually	Monthly
1	Commencement Date to February 28, 2007	$200,000.00	$16,666.67
Fixed Rent includes all costs and expenses relating to the Sublet Premises, including, without limitation, real estate taxes, cleaning, maintenance, utilities and servicing costs but will not include the costs and expenses set forth on Exhibit C hereto, which will be paid by Subtenant directly to the provider of the related services. If the Commencement Date is a day other than the first day of a calendar month, then the Subtenant shall pay upon the Commencement Date a portion of the Fixed Rent pro rated on a per diem basis from the Commencement Date to the end of the month in which the Commencement Date occurs.
               b. All payments of Fixed Rent shall be made in the manner and amount provided for in this Sublease directly to the Sublandlord on or before the 25th day of the preceding month of each calendar month of the Sublease Term. Any payment not received by the Sublandlord within three (3) business days of its due date shall be subject to a late fee equal to 1.5% per month of the amount past due. Failure to timely pay the Fixed Rent for one month during any twelve month period shall be deemed a material breach.
               c. All sums, other than the late fees incurred with respect to Fixed Rent, which Sublandlord is required to pay to Master Landlord or others as a consequence of any breach or default by Subtenant under the covenants, provisions, terms and conditions of the Master Lease on the part of the Subtenant to be performed or observed pursuant to the requirements of this Sublease shall be payable to the Sublandlord immediately upon written notice to Subtenant.
          6. Electricity. Sublandlord shall provide Subtenant with not less than 800 amperes of electricity as measured at the meter. Sublandlord shall be responsible for the payment of all Subtenant’s electricity charges during the Sublease Term.

          7. Master Lease.
               a. Except as otherwise provided hereunder, as between the parties hereto, all of the terms, provisions, covenants and conditions of the Master Lease are incorporated herein by reference and hereby made a part of this Sublease. However, for purposes of such incorporation by reference, all references to Landlord/Lessor and Tenant/Lessee shall be deemed references to Sublandlord and Subtenant, respectively, all references to Health Management Systems, Inc. shall be deemed references to Accordis Inc., all references to Premises shall be deemed references to the Sublet Premises, all references to the term of the Master Lease shall be deemed references to the Sublease Term and all references to Commencement Date therein shall be deemed to refer to the Commencement Date hereunder.
               b. Subtenant shall be entitled to the same notice and cure periods as Sublandlord is afforded pursuant to the relevant paragraphs of the Master Lease, less: (a) one (1) day where the notice and cure period in the Master Lease is five (5) days or less; or (b) two (2) days where the notice and cure period in the Master Lease is more than five (5) days.
               c. Subtenant shall have all of the rights of the Tenant under the Master Lease as against Sublandlord and, as between the parties hereto, Sublandlord agrees to be bound by and to perform and comply with all of the terms, covenants, provisions and conditions on Sublandlord’s part to be observed and performed and complied with under the Master Lease, to the extent that they are not inconsistent with the provisions of this Sublease, as if Subtenant were the Tenant and Sublandlord were the Landlord.
               d. Sublandlord shall have all the rights of the Master Landlord under the Master Lease as against Subtenant and, as between the parties hereto, Subtenant agrees to be bound by and to perform and comply with all the covenants, provisions, terms and conditions of the Master Lease, to the extent that they are not inconsistent with the provisions of this Sublease, as if Sublandlord were the Landlord and Subtenant were the Tenant under the Master Lease, excluding Sublandlord’s covenants to pay rent, and other charges to the Landlord thereunder, subject to the following:
                    (i) The “Term” referred to in the Master Lease, for purposes of this Sublease, is replaced with the Sublease Term set forth in Paragraph 4 hereunder.
                    (ii) The “Fixed Rent” payment amount and schedule referred to in the Master Lease is replaced with the dates and amounts set forth in Paragraph 5 hereunder.
                    (iii) All references to or in connection with the term “Landlord’s Work” in the Master Lease, for purposes of this Sublease, are deleted and of no force and effect.
                    (iv) Articles 21, 28, 39, 40, 41, 42, 48, 49, 53, 58, 60, 62, 68, 69 and Sections 1 and 2 of the First Amendment, the entirety of the Second Amendment, the entirety of the Third Amendment, the entirety of the Fourth Amendment, the entirety of the Fifth Amendment, the entirety of the Sixth Amendment and Sections 1 – 9 of the Seventh Amendment of the Master Lease are deleted and Subtenant shall have no rights or obligations thereunder, except as otherwise set forth in any portion of this Sublease.

          8. Representations of Subtenant Regarding the Master Lease. Subtenant represents to Sublandlord that Subtenant has read the Master Lease and is fully familiar with all of the terms and conditions therein; specifically, notwithstanding anything to the contrary contained in this Sublease, Subtenant acknowledges and agrees that:
               a. The effectiveness of this Sublease is subject to the consent of the Master Landlord and shall not be binding upon the parties until the Sublandlord and Subtenant each receives written consent from the Master Landlord.
               b. Neither Sublandlord nor Master Landlord shall be held liable by Subtenant for the failure of the Master Landlord to give its consent to the Sublease; provided that Sublandlord shall use it best efforts to obtain the Master Landlord’s Consent.
          9. Representations and Warranties of Sublandlord. The Sublandlord represents and warrants to the Subtenant that:
               a. The Sublet Premises are the same premises referred to in the Master Lease.
               b. The Master Lease is now in full force and effect and enforceable against the parties thereto and has the fixed expiration date of May 31, 2013.
               c. (i) Neither the Master Landlord nor the Sublandlord is now in default in performance of any of their respective obligations under the Master Lease; (ii) the Sublandlord has not received any notice of special assessment, default or claimed default from Master Landlord; and (iii) the Sublandlord shall not be in default of the Master Lease on the Commencement Date.
               d. (i) Sublandlord is the owner of the entire interest of Tenant under the Master Lease and has not in any way encumbered such interest or granted any other party the right to possess the Sublet Premises; and (ii) the granting of the Sublease to Subtenant will not violate any agreement or court order by which Sublandlord is bound.
               e. Sublandlord agrees that so long as Subtenant is not in default (beyond any applicable notice and cure period) under the Master Lease or this Sublease, the Sublandlord will timely pay the Fixed Rent to the Master Landlord and perform all of its other obligations as required by the Master Lease.
          10. Heating, Ventilation and Air Conditioning (“HVAC”) Mechanical Systems. Sublandlord shall deliver the existing HVAC systems in “good working order.” Maintenance of and repair of such systems shall be the responsibility of the Sublandlord. Except as may be reasonably necessary for maintenance of the Building or as otherwise required by the Master Landlord, Subtenant shall have control of its HVAC seven days per week and twenty-four hours per day.
          11. Insurance. Subtenant shall obtain and maintain all insurance types and coverage as specified in the Master Lease to be obtained and maintained by Sublandlord, as tenant, in amounts not less than those specified in the Master Lease. All such policies of insurance shall name Master Landlord, Master Landlord’s Managing Agent, the Fee Owner, the Fee Owner’s Agent, the Mortgagee and Sublandlord as additional insured thereunder. The names and addresses of the foregoing parties are set forth on Exhibit D attached hereto and made a part hereof.
          12. Services. Subtenant shall be entitled to receive from the Master Landlord all of the services which Sublandlord is entitled to receive as a tenant under the Master Lease.
          13. Intentionally Omitted.
          14. Place for Payments. All payments required to be made by the Subtenant herein shall be made to Sublandlord, at Sublandlord’s office specified in Paragraph 18 of this Sublease, or at such other place as Sublandlord shall hereafter from time to time direct in writing.
          15. Brokers. Sublandlord and Subtenant each hereby represent and warrant that it has not dealt with any broker in connection with this Sublease. Each party shall indemnify the other against any cost or liability resulting from the indemnifying party’s breach of the foregoing representation and warranty.
          16. Avoidance of Default of Master Lease. Subtenant represents and agrees that it will neither do, suffer, nor permit anything to be done which would or reasonably could result in a default under the Master Lease.
          17. Assigning and Subletting. There shall be no assignment of the Sublet Premises without the prior written consent of the Sublandlord and Master Landlord and any permitted assigning shall be subject to the terms, conditions and procedures of the Master Lease. Subtenant understands that no subletting of the Sublet Premises shall be permitted.
          18. Notices. All notices required or permitted hereunder shall be in writing and addressed as follows:

If to the
Master Landlord:	401 Park Avenue South Associates, LLC
30 West 26th Street, 8th Floor
New York, New York 10010
Attention: Richard Francis, Property Manager
Fax: (212) 463-7145

If to
Sublandlord:	Health Management Systems, Inc.
401 Park Avenue South
New York, New York 10016
Attention: Thomas Archbold
Fax: (212) 857-5315

with a copy to:	Wilmer Cutler Pickering Hale and Dorr LLP
399 Park Avenue

New York, New York 10021
Attention: Robert A. Schwed, Esq.
Fax: (212) 230-8888

If to Subtenant:	Accordis, Inc.
25 Duncan Lane
Skillman, New Jersey 08558
Attention: Hamilton F. Potter III
Fax: (609) 466-8687

with a copy to:	Covington & Burling
1330 Avenue of the Americas
New York, New York 10019
Attention: Stephen A. Infante, Esq.
Fax: (212) 841-1010
or to such other address and attention as any of the above shall notify the others in writing. Any notice shall have been deemed duly given when received and may be made by mail, overnight express courier, hand delivery or (except in the case of a notice of default) by fax.
          19. Successors and Assigns. This Sublease and everything herein contained shall extend to and bind and inure to the benefit of the Sublandlord and its successors and assigns and the Subtenant and its permitted successors and assigns; provided, however, that Sublandlord may not assign this Sublease except in accordance with Section 8.12 of the Stock Purchase Agreement between Sublandlord and Accordis Holding Corp., dated as of August 31, 2005. No rights shall inure to the benefit of any assignee, subtenant or occupant unless the provisions of the Master Lease and this Sublease are complied with.
          20. Miscellaneous. Neither Sublandlord nor any agent or representative of Sublandlord has made or is making, and Subtenant in executing and delivering this Sublease is not relying upon, any warranties, representations, covenants, promises or statements whatsoever, except to the extent expressly set forth in this Sublease, or (with respect to covenants and promises only) in the Master Lease. All understandings and agreements, if any, heretofore had between the parties are merged into this Sublease, which alone fully and completely expresses the agreement of the parties. No surrender of possession of the Sublet Premises or of any part thereof or of any remainder of the term of this Sublease shall release Subtenant from any of its obligations hereunder; unless accepted by Sublandlord in writing. The receipt and retention by Sublandlord of monthly Fixed Rent payments from anyone other than Subtenant or a permitted assignee shall not in itself be deemed a waiver of the breach by Subtenant of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant, or as a release of Subtenant from the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublandlord of monthly Fixed Rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not in itself be deemed a waiver of such breach.

          21. Quiet Enjoyment. So long as Subtenant is not in default (beyond any applicable notice and cure period) under this Sublease, its quiet enjoyment of the Sublet Premises shall not be disturbed or interfered with by Sublandlord or anyone claiming by, through or under Sublandlord.
          22. Sublandlord’s Consent. Whenever Sublandlord’s consent is required under this Sublease, (a) Sublandlord’s rejection of a request made by Subtenant shall not be deemed unreasonable, in any case, if such rejection is based on Master Landlord’s rejection of such request, and (b) except as otherwise set forth herein, Sublandlord’s consent shall not be unreasonably withheld, conditioned or delayed. Where privity of contract is an issue, Sublandlord agrees to make any such request on Subtenant’s behalf and provide Subtenant with the reasonable consent necessary to enforce Subtenant’s rights and perform Subtenant’s obligations under this Lease.
          23. End of Term. In addition to the terms and conditions set forth in the Master Lease, upon the expiration of this Sublease:
               a. Subtenant shall remove all of its furniture, furnishings, trade fixtures and other movable property from the Sublet Premises, if required by the Master Lease.
               b. Unless otherwise consented to in writing by the Sublandlord, Subtenant shall, at its sole cost and expense, remove all structural alterations made by Subtenant during the Sublease Term, if such removal shall be required pursuant to the Master Lease, provided however, Subtenant shall not be required to remove any installations or alterations made by Sublandlord that were not requested by Subtenant.
               c. Unless otherwise consented to in writing by the Sublandlord, Subtenant shall, at its sole cost and expense, quit and surrender the Sublet Premises to Sublandlord, vacant and broom clean, in as good order and condition as it was on the Commencement Date, reasonable wear and tear (including reasonable wear and tear in connection with the moving-out process) and casualty for which Subtenant is not responsible under the terms of the Master Lease excepted.
          24. Sublandlord’s and Subtenant’s Termination Right. Either Sublandlord or Subtenant may terminate this Sublease after one (1) year upon five (5) months’ written notice to the other party. Sublandlord may authorize any future subtenant, its agents, or other parties to access the portion of the eighth floor not included in the Sublet Premises during the Sublease Term in order to complete preparatory work in connection with any new sublease.
          25. Capitalized Terms. Any capitalized terms not otherwise defined in this Sublease shall have the meanings described in the Master Lease.
          26. Material Breach. The designation of an act as a material breach in this Sublease shall not be interpreted to mean that a material breach of this Sublease must be so designated.

          27. Counterparts. This Sublease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          28. Facsimile. This Sublease may be executed via facsimile copy with the original to be delivered to the other party within seven (7) days thereafter.
          29. Severability. If any portion or portions of this Sublease shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.
          30. Conflicting Provisions. In the event of any conflict, inconsistency or ambiguity between the provisions of this Sublease and the Master Lease, as between the Sublandlord and the Subtenant, the provisions of this Sublease shall control.
          31. Binding Effect. This Sublease shall not be binding upon the Sublandlord or Subtenant unless and until it has been duly executed by Sublandlord and Subtenant and delivered to the other party.
[The following page is the signature page.]

          IN WITNESS WHEREOF, the parties hereto as of the date and year first set forth above have duly executed this Sublease.

SUBLANDLORD: HEALTH MANAGEMENT SYSTEMS, INC.
By:
Name:
Title:

SUBTENANT: ACCORDIS, INC.
By:
Name:
Title:

Exhibit A
(Master Lease and Amendments thereto)

Exhibit B
(The Sublet Premises)

Exhibit C
(Costs and Expenses of Subtenant)
Payments to third party telecom companies for phone and data carrier services.

Exhibit D
(Names and Addresses of Additional Insured)